Exhibit 99.1

CardioVascular BioTherapeutics, Inc. Has Secured $15M Private Equity Placement From Swiss Boutique Investment Firm

LAS VEGAS—(BUSINESS WIRE)—May 24, 2007—CardioVascular BioTherapeutics, Inc. (OTCBB:CVBT) has secured a $15 million private equity placement from the Swiss investment boutique “FirmInvest AG,” whose principals are longstanding shareholders of CVBT. The contract is for 15 million shares of common stock at $1.00 each. No warrants or dilutive securities will be issued in connection with the private placement and the private placement does not provide for registration rights.

“This financing from FirmInvest will give the company the opportunity and the funding necessary to complete the patient dosing of our Phase II Coronary Heart Disease clinical trial while continuing to advance our other clinical trials,” stated Dr. Thomas Stegmann, Co-President and Chief Medical Officer. Dr. Stegmann further stated, “I am optimistic that this Phase II Coronary Heart Disease clinical trial, which will include patients with end-stage Coronary Heart Disease, will confirm the results of our previous clinical trials using our angiogenic protein therapy. Now that we have this private placement available, and given the importance of the Phase II Coronary Heart Disease trial to the valuation of our Company which is now at an all time low, the Company has decided to defer its London AIM listing until later in 2007.”

“Over the next six to 12 months, I believe CVBT will have more information regarding the medical viability of our angiogenic treatments for Coronary Heart Disease, Peripheral Arterial Disease, Wound Healing, and Chronic Back Pain,” said Dan Montano, CVBT’s Chief Executive Officer. “Additionally, over the next six to 12 months we expect to ascertain the level of interest for partnership opportunities with one or more of our drug candidates.” Mr. Montano further stated, “Founded in 1998, CVBT has raised over $90 million from investors, including this private placement, to advance Dr. Stegmann’s discovery. As such, before the company conducts a major public offering, I believe it is in the best interest of CVBT and its shareholders to first complete the patient dosing of the Phase II Coronary Heart Disease trial.”

About FirmInvest AG

For more information about FirmInvest AG, please visit their website at www.firminvest.ch.

About CardioVascular BioTherapeutics

CVBT is a biopharmaceutical company developing drug candidates with human FGF-1 as their active pharmaceutical ingredient (API) for diseases characterized by inadequate blood flow to a tissue or organ. The company has four clinical trials underway with drug candidates to treat the following medical indications: severe Coronary Heart Disease (CVBT-141A), dermal wound healing in diabetics (CVBT-141B), and Peripheral Arterial Disease (CVBT-141C) and chronic back pain (CVBT-141E).

This news release contains forward-looking statements that involve risks and uncertainties. Actual results and outcomes may differ materially from those discussed or anticipated. For example, statements regarding expectations for new research, progress with clinical trials or future business initiatives are forward-looking statements. Factors that might affect actual outcomes include, but are not limited to, results of future clinical and pre-clinical trials, differences in patient outcomes, FDA approval of CVBT drug candidates, market acceptance of CVBT products by customers, new developments in the industry, future revenues, future expenses, future margins, cash usage and financial performance. For a more detailed discussion of these and associated risks, see the Company’s most recent documents filed with the Securities and Exchange Commission.

CONTACT: CardioVascular BioTherapeutics, Inc.

Investor Relations, 702-839-7220

investorrelations@cvbt.com

or

Schwartz Communications

Lauren Arnold or Sadie Anderson, 781-684-0770

cvbt@schwartz-pr.com

or

Lippert/Heilshorn & Assoc., Inc.

Don Markley, 310-691-7100

dmarkley@lhai.com

or

City Profile

Simon Courtenay, 011-44-020-7448-3244

simon.courtenay@city-profile.com

SOURCE: CardioVascular BioTherapeutics, Inc.